UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 21, 2007
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification Number)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
Registrant’s telephone number, including area code: (408) 943-1234
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Material Amendment to Employment Contract
     On December 21, 2007, Cadence Design Systems, Inc. (“Cadence”) and Michael J. Fister, President and CEO of Cadence, entered into a third amendment (the “Amendment”) to Mr. Fister’s Employment Agreement dated May 12, 2004 (the “Employment Agreement”). The Amendment provides for Mr. Fister to receive a housing allowance of $17,000 per month through the earlier of (A) December 31, 2008, or (B) the later closing date of the sale of each of Mr. Fister’s two private residences in Lake Oswego, Oregon. As provided in the Employment Agreement, Mr. Fister will receive tax gross-up payments in connection with this payment. All other terms of the Employment Agreement remain unchanged. The Amendment to the Employment Agreement was approved by the Compensation Committee of the Board of Directors of Cadence. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

10.1	Third Amendment to Employment Agreement, dated as of December 21, 2007, between Cadence Design Systems, Inc. and Michael J. Fister.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 21, 2007

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ William Porter
William Porter
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Third Amendment to Employment Agreement, dated as of December 21, 2007, between Cadence Design Systems, Inc. and Michael J. Fister.